                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): January 9, 2003


                         A.C. MOORE ARTS & CRAFTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Pennsylvania                    000-23157                22-3527763
----------------------------         ---------------       ---------------------
(State or other jurisdiction           (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)




              500 University Court
                 Blackwood, NJ                                    08012
    ----------------------------------------                   -----------
    (Address of principal executive offices)                    (Zip Code)


     Registrant's telephone number, including area code     (856) 228-6700
                                                            --------------

                                 Not Applicable
                       ----------------------------------
                         (Former name or former address,
                          if changed since last report)

Item 9.   Regulation FD Disclosure.

The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements of A.C. Moore Arts & Crafts, Inc. (the "Company") and its subsidiaries, and the notes thereto, appearing in the Company's reports filed with the Securities and Exchange Commission ("SEC"). This Current Report on Form 8-K, contains certain forward-looking statements regarding the Company's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties including, but not limited to, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions in the fourth quarter, the impact of competitors' locations or pricing, the availability of acceptable locations for new stores, difficulties with respect to new information system technologies, supply constraints or difficulties, the effectiveness of advertising strategies and other risks detailed in the Company's SEC filings. Any one or a combination of these risks could have a material adverse effect on the Company's business, financial condition and results of operations. The Company disclaims any intent or obligation to update these forward-looking statements.

         The Company hereby furnishes the following information under this Item
9. Pursuant to the rules and regulations of the Securities and Exchange Commission, such information is furnished for the benefit of the public but is not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

         On January 9, 2003, the Company hosted a conference call which was simulcast on the Internet at the Company's website, http://www.acmoore.com, to address its sales for 2002, re-affirm 2002 earnings guidance and provide a brief outlook for 2003. A recorded version of the conference call is available on the Company's website. Forward-looking disclosures during this conference call included:

     o The Company's growth plans for new stores are consistent with prior guidance of 20% in store count per year. The Company is modeling in its budgets 14 stores for 2003, two in the first quarter of 2003, one in the second quarter of 2003 and the remainder in the second half of 2003.
     o The Company is budgeting comparable store growth in the mid-single digits, lower in the first half of 2003 and higher in the second half of 2003. Coupled with new stores, this will result in sales growth for 2003 of 17-18% over 2002.
     o The Company's growth in net income for 2003 is projected to be 20-25%. This is on top of the forecasted increase of about 50% in 2002 and 45% in 2001.
     o The Company is currently negotiating to build a new distribution center and office complex which it plans to open in 2004. The Company anticipates that this new facility, which will be located near the Company's existing distribution center, will be 700,000 square feet for distribution plus 30,000 square feet of office space. The Company estimates that the total cost of the land and building for this facility, including systems and equipment, will be approximately $40.0 million, $27.0 - $28.0 million of which is expected to be financed by long-term debt.

         In November 2002, the Emerging Issues Task Force reached consensus on Issue 02-16, Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor. EITF Issue 02-16 addresses the accounting for cash consideration received by a customer from a vendor (e.g., slotting fees, cooperative advertising payments, buydowns) and rebates or refunds from a vendor that is payable only if the customer completes a specified cumulative level of purchases or remains a customer for a specified time period. The EITF intends on discussing this Issue at their meeting to be held on January 23, 2003. If unchanged, EITF Issue 02-16 will be effective for financial statements covering periods beginning after December 15, 2002. The Company is currently evaluating the impact of EITF Issue 02-16, and has not determined whether or not the adoption of the provisions of EITF Issue 02-16 will have a material impact on its consolidated operating results or financial position.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        A.C. MOORE ARTS & CRAFTS, INC.



Date: January 9, 2003                   By:  /s/ Leslie H. Gordon
                                             -----------------------------------
                                             Name:  Leslie H. Gordon
                                             Title: Chief Financial Officer
                                                    and Executive Vice President







                                       3